Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Plutonian Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees Previously Paid	Equity	Units, each consisting of one share of Common Stock, par value $0.0001 per share, one Right entitling the holder to receive one-sixth (1/6) of one share of Common Stock, and one redeemable Warrant entitling the holder to purchase one share of Common Stock(2)(3)	457	(o)	5,750,000	$10.00	$57,500,000	0.0001102	$6,336.50
		Shares of Common Stock, par value $0.0001 per share, included as part of the Units(3)	Other	(4)	5,750,000
		Rights included as part of the Units(3)	Other	(4)	5,750,000
		Redeemable Warrants included as part of the Units(3)	Other	(4)	5,750,000
		Shares of Common Stock underlying Rights included as part of the Units(3)	Other	(4)	958,333	$10.00	$9,583,330	0.0001102	$1,056.08
		Representative’s Shares of Common Stock			57,500	$10.00	$575,000	0.0001102	$63.37
	Total Offering Amounts						$67,658,330	0.0001102	$7,455.95
	Total Fees Previously Paid								$0.00
	Total Fee Offsets								$0.00
	Net Fee Due								$7,455.95

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 750,000 units, consisting of 750,000 shares of common stock, 750,000 rights and 750,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.
(4)	No fee pursuant to Rule 457(g).